Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Directors of Federated Equity Income Fund, Inc.:

In planning and performing our audit of
 the financial statements of Federated Equity Income Fund, Inc. (the "Fund") as of and for the yea r ended November 30, 2009, in accordance with the standards of the Public Company Account ing Oversight Board (United States), we considered the Fund's internal control over financial r eporting, including controls over safeguarding securities, as a basis for designing our auditing proce dures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiv eness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible
 for establishing and maintaining effective internal control over financial reporting. In fulf illing this responsibility, estimates and judgments by management are required to assess the exp ected benefits and related costs of controls. A company's internal control over financial r eporting is a process designed to provide reasonable assurance regarding the reliability of finan cial reporting and the preparation of financial statements for external purposes in accordance with ge nerally accepted accounting principles. A company's internal control over financial reporting i ncludes those policies and procedures that (1) pertain to the maintenance of records that, in reasona ble detail, accurately and fairly reflect the transactions and dispositions of the assets of the compa ny; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparat ion of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizat ions of management and directors of the company;
and (3) provide reasonable assurance regarding
 prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become i nadequate because of changes in conditions, or that the degree of compliance with the policies or p rocedures may deteriorate.

A deficiency in internal control over financial r eporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstat ements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, i n internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or det ected on a timely basis.

Our consideration of the Fund's internal control o ver financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
 However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over
safeguarding securities, that we consider to be a ma terial weakness as defined above as of November 30, 2009.

This report is intended solely for the information a nd use of management and the Board of Directors of the Fund and the Securities and Exchang e Commission and is not intended to be and should not be used by anyone other than these specif ied parties.



		ERNST & YOUNG LLP


Boston, Massachusetts
January 22, 2010